Inforte Corp. Reports Q2 Net Revenue of $8.1 Million
                      and EPS of $0.04; EPS Guidance Raised

CHICAGO, July 11 /PRNewswire-FirstCall/ -- Customer strategy and solutions consultancy Inforte Corp. (NASDAQ: INFT - News) today announced that revenue before reimbursements (net revenue) and diluted earnings per share (EPS) were in-line with its guidance range for the quarter ending June 30, 2003. EPS of $0.04 was at the top end of the guidance range, and marked the fifth consecutive quarter of year-over-year EPS growth.

Actual net revenue and earnings results for the quarter ended June 30, 2003 and updated guidance for 2003 and 2004 follow:

        o Second quarter net revenue was $8.1 million and EPS were $0.04. Inforte's last investor communication on June 6, 2003 said that net revenue would be around $8.0 million, and within the guidance range of $7.5 million to $9.0 million that was set on April 10, 2003. On June 6, 2003, Inforte commented that EPS would be in the mid- to upper portion of the $0.00 to $0.04 guidance range set on April 10, 2003.

        o Inforte is raising its EPS guidance for 3Q03 and 4Q03, and for all future quarters beyond 4Q03. EPS guidance for each of these quarters is now a range of $0.00 to $0.04. This replaces prior single point estimates of $0.00 for each of these quarters.

        o Net revenue guidance for 3Q03 and 4Q03, and for all future quarters beyond 4Q03, remains unchanged at a range of $7.0 million to $9.0 million.

        o Incorporating the actual results and guidance changes, annual EPS guidance for 2003 is now a range of $0.08 to $0.16. Prior 2003 EPS guidance was a range of $0.04 to $0.08.

        o Incorporating the actual results and guidance changes, annual net revenue guidance is now a range of $30.4 million to $34.4 million. Prior 2003 net revenue guidance was $29.8 million to $35.3 million.

        o        Annual EPS guidance for 2004 is now a range of $0.00 to $0.16.
                 Prior EPS guidance for 2004 was $0.00.

        o Net revenue guidance for 2004 remains unchanged at a range of $28.0 million to $36.0 million.

Phil Bligh, Inforte's chairman and chief executive officer, commented, "We are pleased once again to deliver solid results that match the expectation we set. We also continue to have success in increasing the amount of functional strategy, process design and organizational change management work that we do. In the second quarter this type of work accounted for 30% of our revenue. This was up from 20% in the prior quarter, and represents an all-time high for the company in both dollar and percentage terms."

Financial Highlights

Financial highlights during the June 2003 quarter are listed below. All revenue figures and ratio calculations are based upon net revenue.

        o EPS grew 33% year over year, marking the fifth consecutive quarter of year-over-year EPS growth.

        o Operating income was positive for the fourth consecutive quarter and grew sequentially and year-over-year.

        o Utilization was the highest in four quarters and the second highest in 12 quarters.

        o Revenue per consultant was $217,000 on an annualized basis, the third highest result in the last 12 quarters.

        o Gross margin was 51%, operating margin was 1%, pretax margin was 6%, and net margin was 6%.

        o As of June 30, 2003, cash and marketable securities were $66.3 million, resulting in $6.08 in cash and marketable securities per share, based upon 10,905,101 actual shares outstanding.

        o As of June 30, 2003, employees totaled 193, of which 144 were billable. This compares to 205 total employees and 153 billable employees as of March 31, 2003.

Nick Padgett, Inforte's chief financial officer, stated, "We are pleased once again to meet our guidance and deliver earnings at the upper end of our guidance range. Despite challenges in the environment, we continue to increase profits year over year and raise guidance. Our solid financial results have allowed us to further develop and strengthen our customer strategy and solution offerings. This focused approach has differentiated us from our competitors and has allowed us to maintain our status as the best positioned alternative to the Big Five consulting firms."

During the quarter, Inforte was cited by Forrester Research as a "Strong Performer" in its Forrester Wave(TM) evaluation of CRM Consultants. Inforte was the only small- to mid-sized firm that Forrester chose to evaluate. Inforte's expertise in translating strategy to business process was highlighted in the research, which scored capabilities in strategy, process, people and technology delivery across leading service providers.

Inforte welcomed Argent Mortgage Company, AutoTrader.com, Educational Community Credit Union, Quest Software, Unilever Best Foods, and Uniprise, a UnitedHealth Group company, as new clients during the second quarter.

Visit http://www.inforte.com/investor/ to access the July 11, 2003 Investor Conference Call web cast, which begins at 8:30 am Eastern time.

This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ from forward-looking results for a number of reasons, including but not limited to, Inforte's ability to: (i) effectively forecast demand and profitably match resources with demand during a period of tight client budgets and lower spending levels, and when worldwide economic and geopolitical uncertainty is high; (ii) attract and retain clients and satisfy our clients' expectations; (iii) recruit and retain qualified professionals; (iv) accurately estimate the time and resources necessary for the delivery of our services; (v) build and maintain marketing relationships with leading software vendors while occasionally competing with their professional services organizations; (vi) compete with emerging alternative economic models for delivery, such as offshore development; and (vii) identify and successfully offer the solutions that clients demand; as well as other factors discussed from time to time in our SEC filings.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. All forward-looking statements included in this document are made as of the date hereof, based on information available to Inforte on the date thereof, and Inforte assumes no obligation to update any forward-looking statements.

About Inforte Corp.

Inforte is a customer strategy and solutions consultancy that helps clients improve customer interactions, revenue forecasting and profitability. Inforte creates strategies and implements technology solutions that enhance visibility, optimize customer and channel profitability, and integrate demand information with supply and resource planning processes. Inforte has applied a client advocacy approach and rigorous delivery methodologies to help garner references from 100 percent of its Global 2000 client base. Founded in 1993, Inforte is headquartered in Chicago and has offices in Atlanta, Dallas, London, Los Angeles, New York and San Francisco. For more information, contact Inforte at 800-340-0200 or visit www.inforte.com.

CONTACT: Craig Dooley, +1-312-233-9642, craig.dooley@inforte.com, or ir@inforte.com .

Visit http://www.inforte.com/investor/ to access the July 11, 2003 Investor Conference Call web cast, which begins at 8:30 am Eastern.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                         (000's, except per share data)


                                                     THREE MONTHS ENDED             SIX MONTHS ENDED
                                                          JUNE 30,                       JUNE 30,
                                                  -------------------------     --------------------------
                                                    2002           2003           2002             2003
                                                  ----------     ----------     ----------      ----------
                                                 (Unaudited)    (Unaudited)    (Unaudited)      (Unaudited

Revenues:

  Revenue before reimbursements(net revenue)     $   11,372     $    8,081     $    20,806      $    16,374
  Reimbursements                                      1,435          1,102           2,902            2,045
                                                  ---------      ---------      ----------       ----------
Total Revenues                                       12,807          9,183          23,708           18,419

Operating expenses:
  Project personnel and related expenses              5,329          3,971          10,331            8,317
  Reimbursed expenses                                 1,435          1,102           2,902            2,045
  Sales and marketing                                 1,812          1,257           3,330            2,662
  Recruiting, retention and training                    357            151             731              293
  Management and administrative                       3,969          2,590           6,972            4,922
                                                  ---------      ---------      ----------       ----------
          Total operating expenses                   12,902          9,071          24,266           18,239

Operating income (loss)                                 (95)           112            (558)             180

Interest income, net and other                          568            406           1,132              827
                                                  ---------      ---------      ----------       ----------
Income before income tax                                473            518             574            1,007
Income tax expense                                      117             58              82              102
                                                  ---------      ---------      ----------       ----------
Net income                                       $      356     $      460     $       492      $       905
                                                  =========      =========      ==========       ==========

Earnings per share:
-Basic                                           $     0.03     $     0.04     $      0.04      $      0.08
-Diluted                                         $     0.03     $     0.04     $      0.04      $      0.08

Weighted average common shares outstanding:
-Basic                                               11,745         10,879          11,700           10,863
-Diluted                                             12,132         10,979          12,173           10,964

Expenses as a percentage of net revenue
 Project personnel and related expenses               46.9%          49.1%           49.7%            50.8%
 Sales and marketing                                  15.9%          15.6%           16.0%            16.3%
 Recruiting, retention, and training                   3.1%           1.9%            3.5%             1.8%
 Management and administrative                        34.9%          32.1%           33.5%            30.1%

Income tax rate                                       24.7%          11.2%           14.3%            10.1%

Margins as a percentage of net revenue
 Gross income                                         53.1%          50.9%           50.3%            49.2%
 Operating income                                     -0.8%           1.4%           -2.7%             1.1%
 Pretax income                                         4.2%           6.4%            2.8%             6.1%
 Net income                                            3.1%           5.7%            2.4%             5.5%

Year-over-year change
 Net revenue                                            -9%           -29%            -22%             -21%
 Gross income                                           17%           -32%            -11%             -23%
 Operating income                                        --             --              --               --
 Pretax income                                         297%            10%            -63%              75%
 Net income                                            199%            29%            -53%              84%
 Diluted EPS                                           200%            33%            -50%             100%

                                  INFORTE CORP.
                           CONSOLIDATED BALANCE SHEETS
                                     (000's)


                                                         JUN 30,     SEPT 30,      DEC 31,     MAR 31,    JUN 30,
                                                           2002        2002         2002        2003       2003
                                                        --------     --------     --------    --------    --------
                                                      (Unaudited)   (Unaudited)              (Unaudited) (Unaudited)

                           ASSETS
Current assets:
  Cash and cash equivalents                            $  15,295    $  14,992    $  19,186   $  26,543    $  30,167
  Short-term marketable securities                        37,311       32,044       31,340      25,090       16,854
  Accounts receivable                                      5,576        5,388        5,100       4,160        4,499
  Allowance for doubtful accounts                           (850)        (700)        (600)       (575)        (550)
                                                        --------     --------     --------    --------     --------
  Accounts receivable, net                                 4,726        4,688        4,500       3,585        3,949
  Prepaid expenses and other current assets                1,454        1,435        1,099       1,353        1,223
  Interest receivable on investment
    securities                                               591          488          497         425          404
  Deferred income taxes                                    1,493        1,435        1,224       1,476        1,203
                                                        --------     --------     --------    --------     --------
          Total current assets                            60,870       55,082       57,846      58,472       53,800

Computers, purchased software and property                 3,232        3,074        2,857       2,849        2,278
Less accumulated depreciation and amortization             1,798        1,853        1,779       1,871        1,440
                                                        --------     --------     --------    --------     --------
Computers, purchased software and property, net            1,434        1,221        1,078         978          838

Long-term marketable securities                           20,146       18,947       16,819      15,919       19,268
Deferred income taxes                                        707          629          328         336          352
                                                        --------     --------     --------    --------     --------
          Total assets                                 $  83,157    $  75,879       76,071      75,705       74,258
                                                        ========     ========     ========    ========     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                     $     317    $     155    $     240       1,443          471
  Income taxes payable                                       677          800          291         948          585
  Accrued expenses                                         5,060        4,941        5,195       3,475        3,193
  Accrued loss on disposal of
    leased property                                        1,524        1,395        1,126       1,012          924
  Deferred revenue                                         5,460        5,028        4,487       3,659        3,229
                                                        --------     --------     --------    --------     --------
          Total current liabilities                       13,038       12,319       11,339      10,537        8,402
Stockholders' equity:
  Common stock, $0.001 par value
  authorized- 50,000,000 shares;
  issued and outstanding (net of treasury stock)-
  10,905,101 as of June 30, 2003                              12           11           11          11           11
  Additional paid-in capital                              78,680       78,742       79,192      79,216       79,427
  Cost of common stock in treasury (2,720,823
  shares as of June 30, 2003)                            (17,810)     (24,997)     (24,997)    (24,997)     (24,997)
  Retained earnings                                        9,053        9,577       10,277      10,722       11,182
  Accumulated other comprehensive income                     184          227          249         216          233
                                                        --------     --------     --------    --------     --------
          Total stockholders' equity                      70,119       63,560       64,732      65,168       65,856
                                                        --------     --------     --------    --------     --------
         Total liabilities and stockholders' equity    $  83,157      $75,879       76,071      75,705       74,258
                                                        ========     ========     ========    ========     ========


Total cash and marketable securities                   $  72,752      $65,983    $  67,345   $  67,552    $  66,289

                                  INFORTE CORP.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                     (000's)



                                                        THREE MONTHS ENDED             SIX MONTHS ENDED
                                                            JUNE 30,                      JUNE 30,
                                                  --------------------------    -------------------------
                                                      2002          2003           2002            2003
                                                  -----------    -----------    -----------      ----------
                                                  (Unaudited)    (Unaudited)    (Unaudited)      (Unaudited)
Cash flows from operating activities
Net income                                         $     356      $     460     $      492       $      905

Adjustments to reconcile net income to net
cash provided by operating activities:
   Depreciation and amortization                         396            336            792              661
   Non-cash compensation                                   -              -              -              (75)
   Deferred income taxes                                (168)           257           (117)              (3)
Changes in operating assets and liabilities
   Accounts receivable                                 1,525           (364)           663              551
   Prepaid expenses and other current assets             (96)           151            (35)              19
   Accounts payable                                     (653)          (972)           (83)             231
   Income taxes                                          498           (363)           510              294
   Accrued expenses and other                          1,396           (370)           983           (2,204)
   Deferred revenue                                   (3,104)          (430)        (2,705)          (1,258)
                                                    --------       --------      ---------        ---------
Net cash provided by (used in)
 operating activities                                    150         (1,295)           500             (879)

Cash flows from investing activities
   (Increase)/Decrease in marketable
   securities                                         (8,602)         4,626         (2,866)          11,673
Purchases of property and equipment                     (101)           (49)          (162)            (207)
                                                    --------       --------      ---------        ---------
Net cash provided by (used in)
 investing activities                                 (8,703)         4,577         (3,028)          11,466

Cash flows from financing activities
Proceeds from stock option and purchase
   plans                                                 375            211            764              310
Purchase of treasury stock                            (3,020)             -         (3,231)               -
                                                    --------       --------      ---------        ---------
Net cash provided by (used in) financing
   activities                                         (2,645)           211         (2,467)             310
                                                    --------       --------      ---------        ---------
Effect of changes in exchange rates on cash               89            131             82               84
Increase (decrease) in cash and cash
   equivalents                                       (11,109)         3,624         (4,913)          10,981
Cash and cash equivalents, beg. of period             26,404         26,543         20,208           19,186
                                                    --------       --------      ---------        ---------
Cash and cash equivalents, end of period           $  15,295      $  30,167     $   15,295       $   30,167
                                                    ========       ========      =========        =========